Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS A 14.4% INCREASE IN ADJUSTED EBITDA FOR Q1 2015 TO $147.1 MILLION

Plano, TX, May 7, 2015 — Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2015.

Cinemark Holdings, Inc.’s revenues for the three months ended March 31, 2015 increased 7.2% to $645.4 million from $602.3 million for the three months ended March 31, 2014. Admissions revenues increased 5.2% to $400.7 million and concession revenues increased 11.1% to $214.4 million. The average ticket price for the three months ended March 31, 2015 was $6.12, concession revenues per patron increased 4.1% to $3.27 and attendance increased 6.5%.

Adjusted EBITDA for the three months ended March 31, 2015 was $147.1 million compared to $128.6 million for the three months ended March 31, 2014. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2015 increased to $42.5 million compared to $35.4 million for the three months ended March 31, 2014. Diluted earnings per share for the three months ended March 31, 2015 was $0.37 compared to $0.31 for the three months ended March 31, 2014.

“With our diverse global footprint, Cinemark’s box office results continue to out-perform the North American industry, doing so for 23 out of 25 quarters on a currency adjusted basis,” stated Cinemark’s Chief Executive Officer Tim Warner.  “We also continue to report remarkable statistics for concession per cap, achieving growth for 33 consecutive quarters and setting a new domestic record of $3.85.  Our success continues to be driven by our focus on utilization across our total worldwide platform, including our core circuit and enhanced concepts.”

As of March 31, 2015, Cinemark operated 497 theatres with 5,687 screens and had commitments to open eighteen new theatres with 162 screens during the remainder of 2015 and seven additional new theatres with 72 screens subsequent to 2015.

Conference Call/Webcast — Today at 8:30AM ET

Telephone: via 888-755-8910 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com.  A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 497 theatres with 5,687 screens in 41 U.S. states, Brazil, Argentina and 11 other Latin American countries as of March 31, 2015. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears — 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith — 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants.  You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 27, 2015 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014
Statement of income data:
Revenues
Admissions	$400,662	$380,914
Concession	214,427	193,023
Other	30,309	28,343
Total revenues	645,398	602,280

Cost of operations
Film rentals and advertising	215,659	200,657
Concession supplies	32,503	30,053
Facility lease expense	79,617	78,357
Other theatre operating expenses	144,580	140,283
General and administrative expenses	37,925	39,372
Depreciation and amortization	45,332	42,496
Impairment of long-lived assets	794	354
(Gain) loss on sale of assets and other	(1,450)	2,853
Total cost of operations	554,960	534,425
Operating income	90,438	67,855
Interest expense (1)	(28,207)	(28,480)
Distributions from NCM	8,499	9,497
Other income (expense)	(1,448)	7,686
Income before income taxes	69,282	56,558
Income taxes	26,380	20,862
Net income	$42,902	$35,696
Less: Net income attributable to noncontrolling interests	381	253
Net income attributable to Cinemark Holdings, Inc.	$42,521	$35,443

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.37	$0.31
Diluted	$0.37	$0.31

Weighted average diluted shares outstanding	115,058	114,610
Other financial data:
Adjusted EBITDA (2)	$147,121	$128,555

(1)             Includes amortization of debt issue costs and excludes capitalized interest.

(2)             Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of March 31,	As of December 31,
	2015	2014
Balance Sheet Data:
Cash and cash equivalents	$532,845	$638,869
Theatre properties and equipment, net	$1,452,743	$1,450,812
Total assets	$4,046,287	$4,151,980
Long-term debt, including current portion	$1,821,238	$1,822,997
Equity	$1,093,233	$1,123,129

	Three Months Ended March 31,
	2015	2014
Other operating data:
Attendance (patrons):
Domestic	41,436	40,600
International	24,025	20,918
Worldwide	65,461	61,518

Average ticket price (in dollars):
Domestic	$7.13	$6.96
International	$4.37	$4.70
Worldwide	$6.12	$6.19

Concession revenues per patron (in dollars):
Domestic	$3.85	$3.58
International	$2.28	$2.27
Worldwide	$3.27	$3.14

Average screen count (month end average):
Domestic	4,496	4,463
International	1,181	1,122
Worldwide	5,677	5,585

Segment Information

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014
Revenues
U.S.	$474,295	$444,920
International	174,333	160,192
Eliminations	(3,230)	(2,832)
Total revenues	$645,398	$602,280
Adjusted EBITDA
U.S.	$107,107	$93,540
International	40,014	35,015
Total Adjusted EBITDA	$147,121	$128,555
Capital expenditures
U.S.	$74,267	$30,312
International	11,480	22,494
Total capital expenditures	$85,747	$52,806

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Net income	$42,902	$35,696
Income taxes	26,380	20,862
Interest expense	28,207	28,480
Other (income) expense	1,448	(7,686)
Depreciation and amortization	45,332	42,496
Impairment of long-lived assets	794	354
(Gain) loss on sale of assets and other	(1,450)	2,853
Deferred lease expenses - theatres (2)	(468)	555
Deferred lease expenses — DCIP equipment (3)	(235)	1,044
Amortization of long-term prepaid rents (2)	713	378
Share based awards compensation expense (4)	3,498	3,523
Adjusted EBITDA (1)	$147,121	$128,555

(1)             Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other (income) expense, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense.  Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)             Non-cash expense included in facility lease expense.

(3)             Non-cash expense included in other theatre operating expenses.

(4)             Non-cash expense included in general and administrative expenses.